UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

Triton Acquisitions Company

(Exact name of registrant as specified in its charter

Nevada	333-221925	46-3033100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

226 N. Cottonwood Dr Gilbert, AZ	85234
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 830-8288

432 North Larkspur Street

Gilbert, AZ 85234

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers

On July 12, 2019, Lisa Averbuch resigned from all officer and directorships and Kim D. Southworth was appointed to all officer and director positions to serve until the next regularly scheduled election of officers.

Kim D. Southworth, President/Director

Mr. Southworth has spent the last 34 years in business administration, management, corporate, and project finance. Mr. Southworth is the founder and senior partner of Advanced Business Strategies, a venture catalyst organization that assists in the development and implementation of operational strategies for early stage, high growth technology companies. Mr. Southworth founded the American Association of Oil and Gas Investors, the first self-regulatory agency within the oil and gas industry, Founder and Chief Executive Officer of Basalt Fiber Technologies, and President of Bourque Industries, Inc., a ballistic armor company which developed and sold body armor for military and law enforcement personnel worldwide. His company, ABS has positioned itself as a venture catalyst firm assisting early stage, high growth technology companies in the development, expansion, and execution of their business plan. Mr. Southworth brings has experience and a strong foundation in strategic business plan development, execution, corporate capitalization, investment structuring and the vision for developing strategic partners and joint venture relationships, registered company filings, public auditing procedures, taking company’s public, mergers and acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2019

Triton Acquisitions Company

/s/ Kim D. Southworth

Kim D. Southworth, President